Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: March 10, 2010

S.A.C. CAPITAL ADVISORS, L.P.

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person

S.A.C. CAPITAL ADVISORS, INC.

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person

S.A.C. CAPITAL ASSOCIATES, LLC

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person

CR INTRINSIC INVESTORS, LLC

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person

CR INTRINSIC INVESTMENTS, LLC

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person

STEVEN A. COHEN

By: /s/ Peter Nussbaum

Name: Peter Nussbaum

Title: Authorized Person